Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

PEBBLEBROOK HOTEL TRUST

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares	Rules 456(b) and 457(r)(3)		(1)(2)		(1)(2)		(1)(2)		(3)		(3)
	Equity	Preferred Shares	Rules 456(b) and 457(r)(3)		(1)(2)		(1)(2)		(1)(2)		(3)		(3)
	Debt	Debt Securities	Rules 456(b) and 457(r)(3)		(1)(2)		(1)(2)		(1)(2)		(3)		(3)
	Other	Warrants(4)	Rules 456(b) and 457(r)(3)		(1)(2)		(1)(2)		(1)(2)		(3)		(3)
	Other	Units(5)	Rules 456(b) and 457(r)(3)		(1)(2)		(1)(2)		(1)(2)		(3)		(3)
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A				N/A
Carry Forward Securities
	Total Offering Amounts											—
	Total Fees Previously Paid											—
	Total Fee Offsets											$21,820
	Net Fee Due											—

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	Pebblebrook Hotel Trust (the “registrant”) is registering an unspecified number of securities or aggregate principal amount, as applicable, as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional common shares of beneficial interest, $0.01 par value per share, of the registrant (the “Common Shares”), as may be issued from time to time upon conversion of any debt securities that are convertible into Common Shares or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities. . Pursuant to Rule 457(i) of the Securities Act, this includes such indeterminate number of Common Shares as may be issued upon conversion of or exchange for any of the registrant’s preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”), that provide for conversion or exchange into other securities or upon exercise of warrants for such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.. Pursuant to Rule 416(a) under the Securities Act, there is also being registered such indeterminate number of Common Shares as may be issued from time to time with respect to shares being registered hereunder as a result of share splits, share dividends or similar transactions.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.
(4)	The warrants covered by this Registration Statement may be preferred share warrants or common share warrants.
(5)	Each unit will be issued under a unit agreement and will represent an interest in one or more Common Shares, Preferred Shares, debt securities or warrants, in any combination.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Pebblebrook Hotel Trust	S-3	333-236577	April 29, 2021	—	$21,820	(1)	Equity	Common shares of beneficial interest, $0.01 par value per share	—	$200,000,000	—
Fee Offset Sources	Pebblebrook Hotel Trust	S-3	333-236577	—	April 29, 2021	—		—	—	—	—	$21,820

(1)	The registrant previously filed a prospectus supplement, dated April 29, 2021, to a prospectus, dated February 21, 2020, constituting part of its Registration Statement on Form S-3 (File No. 333-236577) (the “Prior Registration Statement”) and paid a registration fee relating to the offer and sale of Common Shares with a proposed maximum aggregate offering price of up to $200,000,000 under its then current “at-the-market” program (the “2021 ATM Program”). As of the date of this registration statement, Common Shares having an aggregate offering price of up to $200,000,000 were not sold under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, so the registration fee of $21,820 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The Prior Registration Statement expired on February 21, 2023.